UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010

(Address of Principal Executive Offices)
____________________

(323) 937-1060

(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

Mercury General Corporation (the "Company") held its 2017 Annual Meeting of Shareholders on May 10, 2017. The matters voted upon at the meeting included the election of all nine directors, an advisory vote on executive compensation and an advisory vote on the frequency of the advisory vote on executive compensation. The votes cast with respect to these matters were as follows:
Election of Directors

Nominee	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes

Michael D. Curtius	50,428,163	115,053	0
James G. Ellis	50,466,362	76,854	0
George Joseph	50,448,830	94,386	0
Joshua E. Little	50,472,876	70,340	0
Martha E. Marcon	49,746,076	797,140	0
John G. Nackel	50,344,635	198,581	0
Glenn S. Schafer	50,461,657	81,559	0
Donald R. Spuehler	50,283,742	259,474	0
Gabriel Tirador	50,459,074	84,142	0
Advisory Vote on the Compensation of Named Executive Officers
The shareholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers as described in its Proxy Statement, by the following votes:

For	Against	Abstain	Broker Non-Votes
50,213,927	249,555	79,734	0
Advisory Vote on the Frequency of the Advisory Vote on the Compensation of Named Executive Officers
The shareholders voted, on an advisory, non-binding basis, that the frequency of the advisory vote on compensation of the Company's named executive officers should be as follows:

3 Years	2 Years	1 Year	Abstain
6,345,798	100,548	44,025,157	71,713
Consistent with the votes cast with respect to this matter, the Company’s board of directors has determined to hold an advisory vote on compensation of its named executive officers every one year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2017	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer